EXHIBIT 32.1

CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Brenda March, the Interim Chief Executive Officer of Lifeline Therapeutics, Inc. (the “Company”), and William Kutney, the Chief Financial Officer of the Company, each hereby certifies that, to the best of her/his knowledge:

          1. The Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

Dated: November 14, 2005

/s/ Brenda March	/s/ William Kutney
Brenda March	William Kutney
Interim Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)